Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-187725 of Huntington Bancshares Incorporated on Form S-8 of our report dated June 24, 2022, with respect to the financial statements and supplemental schedule of The Huntington 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2021.
/s/ Ary Roepcke Mulchaey, P.C.
Columbus, Ohio
June 24, 2022